As filed with the Securities and Exchange Commission on May 6, 2011
Registration No. 333-______

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM S-8
REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933

iGo, Inc.
(Exact name of registrant as specified in its charter)

Delaware	86-0843914
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

17800 North Perimeter Dr., Suite 200, Scottsdale, Arizona	85255
(Address of Principal Executive Offices)	(Zip Code)
IGO, INC. OMNIBUS LONG-TERM INCENTIVE PLAN
(Full title of the plan)
Brian M. Roberts
Vice President, General Counsel and Secretary
17800 North Perimeter Dr.
Suite 200
Scottsdale, Arizona 85255
480-596-0061
(Name, address and telephone number (including area code) of agent for service)
With a copy to:
Jeffrey E. Beck
Snell & Wilmer L.L.P.
One Arizona Center
400 East Van Buren
Phoenix, Arizona 85004
(602) 382-6000
     Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☑
(Do not check if a smaller reporting company)
CALCULATION OF REGISTRATION FEE

		Proposed maximum	Proposed maximum
Title of securities	Amount to be	offering price per	aggregate offering	Amount of
to be registered	registered (2)	share (3)	price (3)	registration fee
Common Stock ($0.01 par value) (1)	3,000,000	$2.74	$8,220,000	$954.34

(1)	Each share of Common Stock includes a right to purchase one one-thousandth of a share of Series G Junior Participating Preferred Stock, $0.01 par value, pursuant to the Rights Agreement, as amended, between iGo, Inc. and Computershare Trust Company, as Rights Agent. Such rights are associated with the Common Stock and will not be exercisable or evidenced separately from the Common Stock prior to the occurrence of certain events.

(2)	In the event of a stock split, stock dividend, or similar transaction involving the Registrant’s Common Stock, in order to prevent dilution, the number of shares registered shall be automatically increased to cover the additional shares in accordance with Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”).

(3)	Estimated solely for the purpose of calculating the amount of the registration fee, pursuant to Rules 457(c) and 457(h) of the Securities Act, on the basis of the average of the high and low prices of the Registrant’s shares of Common Stock on May 4, 2011.

PART II
Item 8. Exhibits
SIGNATURES
EXHIBIT INDEX
EX-5.1
EX-23.1

     This Registration Statement relates to the Registration Statement on Form S-8 (No. 333-116182) that iGo, Inc., a Delaware corporation (the “Registrant”), filed on June 4, 2004, pursuant to which the Registrant registered 2,350,000 shares of common stock for issuance under the iGo, Inc., (formerly Mobility Electronics, Inc.) Omnibus Long-Term Incentive Plan (the “Plan”).
     The contents of the above-referenced registration statement are incorporated by reference herein pursuant to General Instruction E to Form S-8. This Registration Statement relates to the amendment of the Plan to, among other things, increase the number of shares of common stock authorized to be issued thereunder from 2,350,000 shares to 5,350,000 shares. The previously paid filing fees associated with the referenced securities under the registration statements were $2,505.
PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 8. Exhibits.

Exhibit
Number	Description	Page or Method of Filing
3.1	Certificate of Incorporation of the Company	Filed as an exhibit to Registration Statement No. 333-30264 dated February 11, 2000, and incorporated herein by reference.

3.2	Articles of Amendment to the Certificate of Incorporation of the Company dated as of June 17, 1997	Filed as an exhibit to Amendment No. 2 to Registration Statement No. 333-30264 on Form S-1 dated May 4, 2000, and incorporated herein by reference.

3.3	Articles of Amendment to the Certificate of Incorporation of the Company dated as of September 10, 1997	Filed as an exhibit to Registration Statement No. 333-30264 dated February 11, 2000, and incorporated herein by reference.

3.4	Articles of Amendment to the Certificate of Incorporation of the Company dated as of July 20, 1998	Filed as an exhibit to Registration Statement No. 333-30264 dated February 11, 2000, and incorporated herein by reference.

3.5	Articles of Amendment to the Certificate of Incorporation of the Company dated as of February 3, 2000	Filed as an exhibit to Registration Statement No. 333-30264 dated February 11, 2000, and incorporated herein by reference.

3.6	Articles of Amendment to the Certificate of Incorporation of the Company dated as of March 31, 2000	Filed as an exhibit to Amendment No. 2 to Registration Statement No. 333-30264 on Form S-1 dated May 4, 2000, and incorporated herein by reference.

Exhibit
Number	Description	Page or Method of Filing
3.7	Certificate of Designations, Preferences, Rights and Limitations of Series G Junior Participating Preferred Stock of the Company	Filed as an exhibit to Current Report on Form 8-K filed on June 19, 2003, and incorporated herein by reference.

3.8	Certificate of Ownership and Merger Merging iGo Merger Sub Inc. with and into Mobility Electronics, Inc.	Filed as an exhibit to Current Report on Form 8-K filed on May 21, 2008, and incorporated herein by reference.

3.9	Certificate of Elimination of Series C, Series D, Series E, and Series F Preferred Stock of the Company	Filed as an exhibit to Current Report on Form 8-K filed on May 21, 2008, and incorporated herein by reference.

3.10	Fourth Amended and Restated Bylaws of the Company	Filed as an exhibit to Annual Report on Form 10-K for the year end December 31, 2008, and incorporated herein by reference.

4.1	Specimen of Common Stock Certificate	Filed as an exhibit to Amendment No. 3 to Registration Statement No. 333-30264 on Form S-1 dated May 18, 2000, and incorporated herein by reference.

4.2	Rights Agreement between the Company and Computershare Trust Company, dated June 11, 2003	Filed as an exhibit to Current Report on Form 8-K filed on June 19, 2003, and incorporated herein by reference.

4.3	Amendment No. 1 to Rights Agreement dated as of August 4, 2006, by and between the Company and Computershare Trust Company	Filed as an exhibit to Current Report on Form 8-K filed on August 4, 2006, and incorporated herein by reference.

4.4	Amendment No. 2 to Rights Agreement dated as of October 11, 2006, by and between the Company and Computershare Trust Company	Filed as an exhibit to Current Report on Form 8-K filed on October 12, 2006, and incorporated herein by reference.

4.5	Form of Warrant to Purchase Common Stock of the Company issued to Silicon Valley Bank on September 3, 2003	Filed as an exhibit to Form 10-Q for the quarter ended September 30, 2003, and incorporated herein by reference.

4.6	iGo Inc. Omnibus Long-Term Incentive Plan	Filed as Appendix B to Definitive Proxy Statement on Schedule 14A filed on April 15, 2004, and incorporated herein by reference.

4.7	First Amendment to the iGo Inc. Omnibus Long-Term Incentive Plan	Filed as an exhibit to Current Report on Form 8-K filed on May 20, 2010, and incorporated herein by reference.

Exhibit
Number	Description	Page or Method of Filing
4.8	Second Amendment to the iGo Inc. Omnibus Long-Term Incentive Plan	Filed as an exhibit to Current Report on Form 8-K filed on April 26, 2011, and incorporated herein by reference.

4.9	Form of Omnibus Long-Term Incentive Plan Restricted Stock Unit Award Agreement	Filed as an exhibit to Current Report on Form 8-K filed on March 21, 2008, and incorporated herein by reference.

4.10	Form of Omnibus Long-Term Incentive Plan Restricted Stock Unit Award Agreement	Filed as an exhibit to Current Report on Form 8-K filed on May 3, 2011 and incorporated herein by reference.

5.1	Opinion of Snell & Wilmer L.L.P.	Filed herewith

23.1	Consent of KPMG LLP	Filed herewith

23.2	Consent of Snell & Wilmer L.L.P.	Included as part of Exhibit 5.1

24.1	Power of Attorney	See Signature Page

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Scottsdale, State of Arizona, on this 6th day of May, 2011.

IGO, INC.
By:	/s/ Michael D. Heil
Michael D. Heil
President and Chief Executive Officer (Principal Executive Officer)

POWER OF ATTORNEY
     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Michael D. Heil and Darryl S. Baker, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully and to all intents and purposes as he might or could do in person hereby ratifying and confirming all that said attorneys-in-fact and agents, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

	Signature	Title	Date

By:	/s/ Michael D. Heil Michael D. Heil	President, Chief Executive Officer and Director (Principal Executive Officer)	May 6, 2011

By:	/s/ Darryl S. Baker Darryl S. Baker	Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	May 6, 2011

By:	/s/ Michael J. Larson Michael J. Larson	Director and Chairman of the Board	May 6, 2011

By:	/s/ Peter L. Ax Peter L. Ax	Director	May 6, 2011

By:	/s/ Frederic Welts Frederic Welts	Director	May 6, 2011

EXHIBIT INDEX

Exhibit Number	Description	Page or Method of Filing

3.1	Certificate of Incorporation of the Company	Filed as an exhibit to Registration Statement No. 333-30264 dated February 11, 2000, and incorporated herein by reference.

3.2	Articles of Amendment to the Certificate of Incorporation of the Company dated as of June 17, 1997	Filed as an exhibit to Amendment No. 2 to Registration Statement No. 333-30264 on Form S-1 dated May 4, 2000, and incorporated herein by reference.

3.3	Articles of Amendment to the Certificate of Incorporation of the Company dated as of September 10, 1997	Filed as an exhibit to Registration Statement No. 333-30264 dated February 11, 2000, and incorporated herein by reference.

3.4	Articles of Amendment to the Certificate of Incorporation of the Company dated as of July 20, 1998	Filed as an exhibit to Registration Statement No. 333-30264 dated February 11, 2000, and incorporated herein by reference.

3.5	Articles of Amendment to the Certificate of Incorporation of the Company dated as of February 3, 2000	Filed as an exhibit to Registration Statement No. 333-30264 dated February 11, 2000, and incorporated herein by reference.

3.6	Articles of Amendment to the Certificate of Incorporation of the Company dated as of March 31, 2000	Filed as an exhibit to Amendment No. 2 to Registration Statement No. 333-30264 on Form S-1 dated May 4, 2000, and incorporated herein by reference

3.7	Certificate of Designations, Preferences, Rights and Limitations of Series G Junior Participating Preferred Stock of the Company	Filed as an exhibit to Current Report on Form 8-K filed on June 19, 2003, and incorporated herein by reference.

3.8	Certificate of Ownership and Merger Merging iGo Merger Sub Inc. with and into Mobility Electronics, Inc.	Filed as an exhibit to Current Report on Form 8-K filed on May 21, 2008, and incorporated herein by reference.

3.9	Certificate of Elimination of Series C, Series D, Series E, and Series F Preferred Stock of the Company	Filed as an exhibit to Current Report on Form 8-K filed on May 21, 2008, and incorporated herein by reference.

3.10	Fourth Amended and Restated Bylaws of the Company	Filed as an exhibit to Annual Report on Form 10-K for the year end December 31, 2008, and incorporated herein by reference.

Exhibit Number	Description	Page or Method of Filing
4.1	Specimen of Common Stock Certificate	Filed as an exhibit to Amendment No. 3 to Registration Statement No. 333-30264 on Form S-1 dated May 18, 2000, and incorporated herein by reference.

4.2	Rights Agreement between the Company and Computershare Trust Company, dated June 11, 2003	Filed as an exhibit to Current Report on Form 8-K filed on June 19, 2003, and incorporated herein by reference.

4.3	Amendment No. 1 to Rights Agreement dated as of August 4, 2006, by and between the Company and Computershare Trust Company	Filed as an exhibit to Current Report on Form 8-K filed on August 4, 2006, and incorporated herein by reference.

4.4	Amendment No. 2 to Rights Agreement dated as of October 11, 2006, by and between the Company and Computershare Trust Company	Filed as an exhibit to Current Report on Form 8-K filed on October 12, 2006, and incorporated herein by reference.

4.5	Form of Warrant to Purchase Common Stock of the Company issued to Silicon Valley Bank on September 3, 2003	Filed as an exhibit to Form 10-Q for the quarter ended September 30, 2003, and incorporated herein by reference.

4.6	iGo Inc. Omnibus Long-Term Incentive Plan	Filed as Appendix B to Definitive Proxy Statement on Schedule 14A filed on April 15, 2004, and incorporated herein by reference.

4.7	First Amendment to the iGo Inc. Omnibus Long-Term Incentive Plan	Filed as an exhibit to Current Report on Form 8-K filed on May 20, 2010, and incorporated herein by reference.

4.8	Second Amendment to the iGo Inc. Omnibus Long-Term Incentive Plan	Filed as an exhibit to Current Report on Form 8-K filed on April 26, 2011, and incorporated herein by reference.

4.9	Form of Omnibus Long-Term Incentive Plan Restricted Stock Unit Award Agreement	Filed as an exhibit to Current Report on Form 8-K filed on March 21, 2008, and incorporated herein by reference.

4.10	Form of Omnibus Long-Term Incentive Plan Restricted Stock Unit Award Agreement	Filed as an exhibit to Current Report on Form 8-K filed on May 3, 2011 and incorporated herein by reference.

Exhibit Number	Description	Page or Method of Filing

5.1	Opinion of Snell & Wilmer L.L.P.	Filed herewith

23.1	Consent of KPMG LLP	Filed herewith

23.2	Consent of Snell & Wilmer L.L.P.	Included as part of Exhibit 5.1

24.1	Power of Attorney	See Signature Page